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                                                                     EXHIBIT 99.


                              HUNTINGTON BANCSHARES INCORPORATED
                              RATIO OF EARNINGS TO FIXED CHARGES

                                               THREE MONTHS ENDED         SIX MONTHS ENDED
                                                     JUNE 30                   JUNE 30
                                              ---------------------     ---------------------
                                                1999         1998         1999         1998
                                              --------     --------     --------     --------
EXCLUDING INTEREST ON DEPOSITS

Income before taxes .....................     $155,260     $135,812     $297,242     $267,456

Fixed charges:
      Interest expense ..................       84,184       81,686      164,050      167,066
      Interest factor of rent expense ...        1,609        2,380        4,074        4,646
                                              --------     --------     --------     --------

         Total fixed charges ............       85,793       84,066      168,124      171,712
                                              --------     --------     --------     --------

Earnings ................................     $241,053     $219,878     $465,366     $439,168
                                              ========     ========     ========     ========

Fixed charges ...........................     $ 85,793     $ 84,066     $168,124     $171,712
                                              ========     ========     ========     ========

RATIO OF EARNINGS
      TO FIXED CHARGES                            2.81X        2.62X        2.77X        2.56X


INCLUDING INTEREST ON DEPOSITS

Income before taxes .....................     $155,260     $135,812     $297,242     $267,456

Fixed charges:
      Interest expense ..................      237,352      243,839      473,523      491,471
      Interest factor of rent expense ...        1,609        2,380        4,074        4,646
                                              --------     --------     --------     --------

         Total fixed charges ............      238,961      246,219      477,597      496,117
                                              --------     --------     --------     --------

Earnings ................................     $394,221     $382,031     $774,839     $763,573
                                              ========     ========     ========     ========

Fixed charges ...........................     $238,961     $246,219     $477,597     $496,117
                                              ========     ========     ========     ========

RATIO OF EARNINGS
      TO FIXED CHARGES                            1.65X        1.55X        1.62X        1.54X
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